EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of Voyager Therapeutics, Inc. will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 30, 2026

INTEGRATED CORE STRATEGIES (US) LLC

By: Integrated Holding Group LP,

       its Managing Member

By: Millennium Management LLC,

       its General Partner

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM MANAGEMENT LLC

By: /s/ Gil Raviv

Name: Gil Raviv

Title: Global General Counsel

MILLENNIUM GROUP MANAGEMENT LLC By: /s/ Gil Raviv Name: Gil Raviv Title: Global General Counsel /s/ Israel A. Englander Israel A. Englander